UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Sepracor Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2007

To our stockholders:

We invite you to our 2007 annual meeting of stockholders, which will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, on Tuesday, May 15, 2007 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

1.                To elect two Class III Directors for the ensuing three years;

2.                To approve an amendment to Sepracor’s 2000 Stock Incentive Plan, or 2000 Plan, increasing from 11,500,000 to 13,500,000 the number of shares of common stock of Sepracor reserved for issuance under the 2000 Plan;

3.                To ratify the selection of PricewaterhouseCoopers LLP as Sepracor’s independent registered public accounting firm for the current fiscal year; and

4.                To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 5, 2007, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name”, meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,

ANDREW I. KOVEN
Corporate Secretary
Marlborough, Massachusetts
April 18, 2007

i

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2007 Annual Meeting of Stockholders

To Be Held on May 15, 2007

This proxy statement contains information about the 2007 annual meeting of stockholders of Sepracor Inc., including postponements and adjournments of the annual meeting. We are holding the annual meeting at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109 on Tuesday, May 15, 2007 at 9:00 a.m., local time.

In this proxy statement, we refer to Sepracor Inc. as “Sepracor”, “we” and “us.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

We are mailing our Annual Report to Stockholders for the year ended December 31, 2006 with these proxy materials on or about April 18, 2007.

You can find our Annual Report on Form 10-K for the year ended December 31, 2006 on the Internet at our website at www.sepracor.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Who can vote at the annual meeting?	A.

To be able to vote, you must have been a stockholder of record at the close of business on April 5, 2007, the record date for our 2007 annual meeting of stockholders, which we refer to in this proxy statement as the annual meeting. The number of outstanding shares entitled to vote at the annual meeting is 106,275,596 shares of common stock.

If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the meeting.
Q. What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q. How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1)

Over the Internet: Go to the website of our tabulator, ADP, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Call 1-800-690-6903 toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to ADP. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

		(4)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in “street name”, meaning they are held for your account by a broker or other nominee, you may vote:
		(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
		(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)

In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q. Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:
		(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
		(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
		(3)	Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.
Q. Will my shares be voted if I don’t return my proxy?	A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in “street name”, your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, election of directors, and Proposal 3, ratification of the selection of our independent registered public accounting firm, are both considered routine matters. However, Proposal 2, amendment to our 2000 Stock Incentive Plan, which we refer to as the 2000 Plan, is not a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Q. How many shares must be present to hold the meeting?	A.

A majority of our outstanding shares of common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.

If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q. What vote is required	A.	Proposal 1—Election of two Class III Directors
to approve each matter and how are votes counted?

The two nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:

• vote FOR both nominees; or
• vote FOR one nominee and WITHHOLD your vote from the other nominee.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Amendment to the 2000 Stock Incentive Plan

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name”, and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the voting on the proposal.

Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in “street name” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Q. Are there other matters to be voted on at the meeting?	A.

We do not know of any other matters that may come before the meeting other than the election of two Class III directors, the approval of the amendment to the 2000 Plan and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?	A.

We expect to report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2007, which we anticipate filing with the Securities and Exchange Commission in August 2007.

Q. What are the costs of soliciting these proxies?	A.

We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. In addition, we have retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay a fee of $5,000 plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 84 Waterford Drive, Marlborough, Massachusetts 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain beneficial ownership information, as of January 31, 2007, or such earlier date as indicated below, for:

•       each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•       each of our directors and nominees for director;

•       our principal executive officer, our principal financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2006, whom we refer to collectively as our named executive officers; and

•       all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2007 through the exercise of any stock option or other right or upon conversion of our (a) 5% convertible subordinated debentures due 2007, which we repaid in full in February 2007 and are no longer outstanding, (b) 0% Series A convertible senior subordinated notes due 2008, (c) 0% Series B convertible senior subordinated notes due 2010 and (d) 0% convertible senior subordinated notes due 2024. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Percentage of common stock outstanding is based on 105,910,158 shares of our common stock outstanding as of January 31, 2007. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, and shares of common stock issuable upon conversion of our convertible debt, are deemed outstanding for the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person is: c/o Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
FMR Corp. and related entities	16,258,676	(1)	15.4%
82 Devonshire Street Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	11,126,807	(2)	10.5%
100 East Pratt Street Baltimore, Maryland 21202
Caxton International Limited and related entities	7,500,000	(3)	7.1%
c/o Prime Management Limited Mechanics Building 12 Church Street Hamilton HM11, Bermuda
PRIMECAP Management Company	7,128,228	(4)	6.7%
225 South Lake Avenue #400 Pasadena, California 91101
Capital Group International, Inc.	5,769,360	(5)	5.5%
11100 Santa Monica Boulevard Los Angeles, CA 90025
Directors
Timothy J. Barberich	2,511,327	(7)(8)	2.3%
Adrian Adams(6)	—		—
James G. Andress	253,666	(7)(9)	*
Digby W. Barrios	177,000	(7)(10)	*
Robert J. Cresci	232,500	(7)	*
James F. Mrazek	327,631	(7)(11)	*
Timothy J. Rink	21,000	(7)	*
Alan A. Steigrod	183,000	(7)(12)	*
Other Named Executive Officers
William J. O’Shea	753,351	(7)	*
Mark H. N. Corrigan, M.D.	154,900	(7)	*
David P. Southwell	685,852	(7)(13)	*
Robert F. Scumaci	343,236	(7)(14)	*
All directors and executive officers as a group (14 persons)	5,643,463	(15)	5.3%

*                    Represents holdings of less than one percent.

(1)          This information is taken from a Schedule 13G/A filed on February 14, 2007 by FMR Corp. jointly with its affiliates, Edward C. Johnson III, Fidelity Management & Research Company and Fidelity Growth Company Fund, and is as of December 31, 2006. Of the 16,258,676 shares of our common stock deemed beneficially owned, FMR Corp. reports sole voting power as to 451,792 shares and sole dispositive power as to all 16,258,676 shares.

Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 16,258,676 shares of our common stock deemed beneficially owned. The interest of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 10,955,173 shares, or 10.0% of our outstanding common stock at December 31, 2006.

(2)          This information is taken from a Schedule 13G/A filed on February 14, 2007 by T. Rowe Price Associates, Inc. and is as of December 31, 2006. Of the 11,126,807 shares of our common stock deemed beneficially owned, T. Rowe Price reports sole voting power as to 3,640,168 shares and sole dispositive power as to 11,059,607 shares.

T. Rowe Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe Price Associates serves as investment advisor. Any and all discretionary authority which has been delegated to T. Rowe Price Associates may be revoked in whole or in part at any time. Not more than 5% of our common stock is owned by any one client subject to the investment advice of T. Rowe Price Associates.

With respect to the securities owned by any one of the registered investment companies sponsored by T. Rowe Price Associates, only State Street Bank and Trust Company, as custodian for each of such funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such fund participate proportionately in any dividends and distributions so paid.

(3)          This information is taken from a Schedule 13G/A filed on February 9, 2007 by Caxton International Limited jointly with its affiliates, Caxton Associates, L.L.C. and Bruce S. Kovner, and is as of December 31, 2006. Of the 7,500,000 shares of our common stock deemed beneficially owned, Caxton International Limited reports shared voting and dispositive power with Caxton Associates, L.L.C. and Bruce S. Kovner as to all 7,500,000 shares.

(4)          This information is taken from a Schedule 13G/A filed by PRIMECAP Management Company on February 14, 2007 and is as of December 31, 2006. Of the 7,128,228 shares of our common stock deemed beneficially owned, PRIMECAP Management Company reports sole voting power as to 2,951,928 shares and sole dispositive power as to all 7,128,228 shares.

(5)          This information is taken from a Schedule 13G filed by Capital Group International, Inc. on February 12, 2007 and is as of December 29, 2006. Of the 5,769,360 shares of our common stock deemed beneficially owned, Capital Group International, Inc. reports sole voting power as to 4,455,880 shares and sole dispositive power as to 5,769,360 shares.

Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over our common stock. The investment management companies, which include a “bank” as defined in Section 39(a)(6) of the Securities Exchange Act of 1934, or the Exchange Act, and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of our common stock. However, by virtue of Rule 13d-3 under the Securities Exchange Act of 1934, Capital Group International, Inc. may be deemed to “beneficially own” 5,769,360 shares. The shares reported by Capital Group International, Inc. include 21,690 shares resulting from the assumed conversation of $647,000 principal amount of the 0% Series B convertible senior subordinated notes due 2010.

(6)          Mr. Adams became a director and our President and Chief Operating Officer on March 1, 2007.

(7)          The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after January 31, 2007 upon exercise of outstanding stock options as set forth opposite his name below:

Name	Number of Shares
Timothy J. Barberich	1,585,272
James G. Andress	246,000
Digby W. Barrios	170,000
Robert J. Cresci	232,500
James F. Mrazek	170,000
Timothy J. Rink	20,000
Alan A. Steigrod	179,000
William J. O’Shea	725,700
Mark H. N. Corrigan, M.D.	134,850
David P. Southwell	658,950
Robert F. Scumaci	321,786

(8)          The number of shares of our common stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 268,244 shares held in a trust of which Mr. Barberich is a trustee and his wife and children are beneficiaries, 2,141 shares held by Mr. Barberich’s minor child and 1,362 shares held by Mr. Barberich’s wife.

       (9) The number of shares of our common stock that Mr. Andress is deemed to beneficially own includes 7,666 shares held in a trust of which Mr. Andress is a trustee.

(10) The number of shares of our common stock that Mr. Barrios is deemed to beneficially own includes 3,000 shares held in a trust of which Mr. Barrios is a trustee and his wife is the beneficiary.

(11) The number of shares of our common stock that Mr. Mrazek is deemed to beneficially own includes 100,000 shares held in a trust of which Mr. Mrazek is a trustee and beneficiary.

(12) The number of shares of our common stock that Mr. Steigrod is deemed to beneficially own includes 4,000 shares held in a trust of which Mr. Steigrod is trustee.

(13) The number of shares of our common stock that Mr. Southwell is deemed to beneficially own includes 23,721 shares held in a trust of which Mr. Southwell is a trustee and his children are beneficiaries and 458 shares held by Mr. Southwell’s children.

(14) The number of shares of our common stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held in a trust of which Mr. Scumaci’s wife is trustee and his children are beneficiaries.

(15) Includes an aggregate of 4,549,808 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after January 31, 2007 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board has set the number of directors at eight. There are three Class I Directors, three Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors currently serve until the annual meeting of stockholders to be held in 2009, 2008 and 2007, respectively, and until their respective successors are elected and qualified.

The persons named in the enclosed proxy will vote to elect as Class III Directors Messrs. Barrios and Steigrod, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Our Nominating and Corporate Governance Committee has recommended, and the Board has nominated, each of the nominees for election as Class III directors. Each of the nominees is currently a member of our Board of Directors.

If they are elected, Messrs. Barrios and Steigrod will each hold office until our annual meeting of stockholders in 2010 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our officers or directors.

Below are the names, ages and certain other information of each member of the Board of Directors, including the nominees for election as Class III Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 31, 2007 appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Nominees for Term Expiring in 2010 (Class III Directors)

Digby W. Barrios, age 69, has been a director since 1992 and currently serves on both our Compensation Committee and Nominating and Corporate Governance Committee.

Since July 1992, Mr. Barrios has been an independent management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company.

Alan A. Steigrod, age 69, has been a director since 1995 and currently serves on both our Audit Committee and Nominating and Corporate Governance Committee.

Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services for the biopharmaceutical industry. From March 1993 until November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. From February 1991 until February 1993, Mr. Steigrod was President of Alan Steigrod Consulting, which provided consulting services in the biopharmaceutical industry. From March 1981 until February 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of Lorus Therapeutics, Inc.

Directors Whose Terms Expire in 2008 (Class II Directors)

Timothy J. Barberich, age 59, has been a director since 1984.

Since 1984, Mr. Barberich has served as Chairman of our Board of Directors and our Chief Executive Officer. From 1984 until October 1999, Mr. Barberich also served as our President. Mr. Barberich serves as a director of BioSphere Medical, Inc. and as a director of Point Therapeutics, Inc. (formerly HMSR Inc. and HemaSure Inc.).

Timothy J. Rink, age 60, has been a director since October 2005.

From February 1996 through 1999, Mr. Rink served as Chairman of the Board, President and Chief Executive Officer of Aurora Biosciences Corp., which designs, develops and commercializes drug discovery systems services and technologies. Prior to that, Mr. Rink served as the President and Chief Technology Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, from 1990 through 1995, and currently serves as the chairman of Amylin’s scientific advisory board. Mr. Rink currently serves on the board of directors of the following European biotechnology companies: Akubio Limited, Santhera Pharmaceuticals AG and Solex Limited.

Adrian Adams, age 56, has been a director since March 2007.

Since March 1, 2007, Mr. Adams has served as our President and Chief Operating Officer. From January 2002 until February 2006, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc. and from April 2001 until January 2002 as their President and Chief Operating Officer. Prior to joining Kos Pharmaceuticals, Mr. Adams served as President and Chief Executive Officer of Novartis Pharmaceuticals in Europe. Mr. Adams also served SmithKline Beecham Pharmaceuticals from 1992 to 1999 in various national and international capacities, last serving as President of its Canadian subsidiaries.

Directors Whose Terms Expire in 2009 (Class I Directors)

James G. Andress, age 68, has been a director since 1991 and currently serves on our Compensation Committee.

From November 1996 until November 2000, Mr. Andress served as Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 until October 1996, Mr. Andress was an independent management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from November 1989 until July 1995. He also serves as a director of Allstate Corp., Dade Behring Inc., Warner Chilcott Ltd. and XOMA Ltd.

Robert J. Cresci, age 63, has been a director since 1990 and currently serves on our Audit Committee and Nominating and Corporate Governance Committee and as our Lead Director.

Since September 1990, Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci also serves as a director of Luminex Corporation, j2 Global Communications, Inc. and Continucare Corporation.

James F. Mrazek, age 66, has been a director since 1986 and currently serves on both our Compensation Committee and Audit Committee.

Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 until March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm.

Board Recommendation

The Board of Directors believes that approval of the election of Digby W. Barrios and Alan A. Steigrod to serve as Class III directors is in Sepracor’s best interests and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.sepracor.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Our Board of Directors has long believed that good corporate governance is important to ensure that Sepracor is managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Sepracor and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•       the principal responsibility of the directors is to oversee our management;

•       a majority of the members of the Board shall be independent directors, unless otherwise permitted by Nasdaq rules;

•       the independent directors meet at least twice a year and at other times at the request of any independent director;

•       directors have full and free access to management and, as necessary and appropriate, independent advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually, the Board and its committees will seek to conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Andress, Barrios, Cresci, Mrazek, Rink or Steigrod has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Nasdaq rule 4200(a)(15).

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of this Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Andrew I. Koven, Esq., Executive Vice President, General Counsel and Corporate Secretary, Sepracor Inc., 84 Waterford Drive, Marlborough, MA 01752. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Stockholder Proposals for the 2008 Annual Meeting”.

At the annual meeting, stockholders will be asked to consider the election of Digby W. Barrios and Alan A. Steigrod, each of whom is being nominated for re-election to the Board.

Board Meetings and Attendance

The Board of Directors held nine meetings, either in person or by teleconference, during the year ended December 31, 2006. During fiscal 2006, each of our directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended the 2006 annual meeting of stockholders and we expect substantially all of our directors to attend the 2007 annual meeting.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance, each of which operates under a written charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.sepracor.com.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and has the following principal duties:

•       appointing, approving the services provided by and the compensation of, and assessing the independence of, our independent registered public accounting firm;

•       overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•       reviewing and discussing with management and the independent registered public accounting firm our annual financial statements and related disclosures;

•       overseeing our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•       meeting independently with our internal control staff, independent registered public accounting firm and management; and

•       preparing the Audit Committee report required by SEC rules, which is included on page 18 of this proxy statement.

In addition, the Audit Committee must approve any related party transaction entered into by us. Our policies and procedures for the review and approval of related person transactions are summarized on page 20 of this proxy statement.

The members of the Audit Committee are Messrs. Cresci (Chairman), Mrazek and Steigrod. The Board of Directors has determined that Mr. Cresci is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and that each of Messrs. Cresci, Mrazek and Steigrod are independent as such term is defined under the applicable Nasdaq rules and as is contemplated by Rule 10A-3 under the Exchange Act.

The Audit Committee held six formal meetings in 2006. In addition, members of the Audit Committee speak regularly with our independent registered public accounting firm and separately with the members of management to discuss any matters that the Audit Committee or these individuals believe should be discussed, including any significant issues or disagreements concerning our accounting practices or financial statements. See “Report of the Audit Committee” below on page 18.

The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services.

The charter of our Audit Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the Board regarding our compensation programs, and has the following principal duties:

•       annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•       determining our Chief Executive Officer’s compensation;

•       reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•       overseeing an evaluation of our senior executives;

•       overseeing and administering our cash equity incentive plans;

•       reviewing and making recommendations to the Board with respect to director compensation;

•       reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included in this proxy statement beginning on page 20; and

•       preparing the Report of the Compensation Committee required by SEC rules, which is included on page 26 of this proxy statement.

The process and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis.”

The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek (Chairman). The Compensation Committee held two meetings during 2006. The Board has determined that each of Messrs. Andress, Barrios and Mrazek are independent as defined under the applicable Nasdaq rules.

The Compensation Committee is authorized to retain advisors and consultants and to compensate them for their services. Additionally, the Compensation Committee may delegate authority to one or more subcommittees as it deems appropriate.

The charter of our Compensation Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the following principal responsibilities:

•       identifying individuals qualified to become Board members;

•       recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•       reviewing and making recommendations to the Board with respect to management succession planning;

•       developing and recommending to the Board corporate governance principles; and

•       overseeing annual evaluations of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Barrios, Cresci (Chairman) and Steigrod. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable Nasdaq rules. The Nominating and Corporate Governance Committee did not hold any meetings in 2006.

The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

The charter of the Nominating and Corporate Governance Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Communicating with the Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our Lead Director or, at any time that we do not have a Lead Director, the Chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Mr. Cresci currently serves as our Lead Director.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director or Chairman of the Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Andrew I. Koven, Esq., Executive Vice President, General Counsel and Corporate Secretary, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. We have posted a copy of this code on our website, www.sepracor.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Global Select Market listing standards concerning any amendments to, or waivers of, our Code of Business Conduct and Ethics.

Report of the Audit Committee

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2006 and has discussed these financial statements with our management and independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, PricewaterhouseCoopers LLP, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm their independence from Sepracor.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors
Robert J. Cresci (Chairman)
James F. Mrazek
Alan A. Steigrod

Fees of Independent Registered Public Accounting Firm

Auditors Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$1,230,362	$842,508
Audit-Related Fees(2)	45,787	23,097
Tax Fees(3)	513,596	216,165
All Other Fees(4)	20,000	—
Total Fees	$1,809,745	$1,081,770

(1)          Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the review of the restated financial statements filed during 2006 and other professional services provided in connection with statutory and regulatory filings or engagements. In addition, audit fees include those fees related to PricewaterhouseCoopers LLP’s audit of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)          Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”  These services primarily relate to the audit of our Savings and Investment Plan for Employees.

(3)          Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of federal and state tax returns and quarterly estimated tax payments, accounted for $124,686 of the total tax fees billed in fiscal 2006. Tax advice and tax planning services relate to miscellaneous items, such as analysis of net operating loss carryforwards, intercompany transactions and foreign tax laws, and assistance with tax audits and appeals.

(4)          All other fees consist of fees relating to the preparation of a non-executive compensation report.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve any audit or non-audit service to be provided to Sepracor by our independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported at the next meeting of the Audit Committee.

During fiscal 2006, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Since January 1, 2006, we have not been a participant in any transaction that is reportable under Item 404(a) of Regulation S-K.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we have not entered into any financial transactions with any immediate family member of any of our directors or executive officers, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee prior to us entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors has responsibility for designing, implementing and monitoring compensation programs for our Chief Executive Officer, or CEO, and for our other executive officers included in the Summary Compensation Table on page 27. The CEO and these other officers are referred to as our “named executive officers”. The Compensation Committee ensures that compensation programs are aligned with our compensation objectives, and also ensures that total compensation paid to the named executive officers is fair, reasonable and competitive.

Compensation Objectives

The Compensation Committee believes that compensation programs for named executives are most effective when designed to reward achievement of specific predetermined, quantitative and qualitative goals of Sepracor. These goals include annual, long term and strategic components, and are developed with the thought of aligning executives’ interests with those of stockholders, with the ultimate objective of increasing stockholder value. Key elements of executive compensation that align the interest of the named executives with stockholders include:

•       a base salary and cash bonus designed to reward annual achievements as measured by performance against pre-determined quantitative and qualitative measures, with consideration given to the executive’s scope of responsibility, leadership abilities and management experience and effectiveness.

•       equity incentive compensation in the form of stock options and restricted stock grants, the value of which is dependent upon the performance of our stock price and subject to vesting schedules that require continued service with Sepracor.

•       stock ownership and holding requirements, which require our named executives to hold equity interests in Sepracor equal in value to a multiple of their base salary.

Determining and Setting Executive Compensation

The Compensation Committee makes judgments relating to executive compensation after carefully reviewing corporate performance and performing a detailed evaluation of a named executive’s performance during the year against established goals. Specific factors affecting compensation decisions for the named executives include:

•       achieving key financial measurements such as revenue and net income;

•       achieving specific operating goals for commercial operations and research and development, such as product launches, product expansions, manufacturing flexibility, filings with the United States Food and Drug Administration, or FDA, completion of key clinical trials and progress towards discovery of new drug compounds;

•       achieving strategic objectives, such as acquisitions, joint ventures and protection of key patent assets; and

•       supporting our corporate values by promoting a culture of integrity through compliance with applicable legal and ethical standards and our Code of Conduct.

In making compensation decisions, the Compensation Committee has engaged Mercer, an outside global human resources consulting firm, to conduct an annual review of its total compensation program for all named executive officers. Mercer provides the Compensation Committee with market data and analysis and compensation alternatives to consider in making compensation decisions. Mercer also compiles as much data as possible for a peer group of publicly traded pharmaceutical and biotechnology companies, which we refer to as our compensation peer group, of comparable size and industry. The companies comprising our most recent compensation peer group are:

• Allergan, Inc.	• Icos Corporation
• Celgene Corp.	• King Pharmaceuticals, Inc.
• Cephalon Inc.	• Medimmune, Inc.
• Chiron	• Millennium Pharmaceuticals, Inc.
• Forest Laboratories, Inc.	• Valeant Pharmaceuticals International
• Genzyme Corporation

For comparison purposes, we recently analyzed our annual revenues, net income and number of employees as compared to our compensation peer group. This analysis showed us to be at the median, or 50th percentile, of our peer group. Accordingly, the Compensation Committee currently targets our executive compensation near the 50th percentile of our compensation peer group.

The Compensation Committee’s goal is to find an appropriate mix between cash payments and equity incentive awards to meet short and long term goals and objectives. There is no pre-established target for allocations or apportionment by type of compensation. The mix of compensation elements is designed to reward recent results and drive long-term corporate performance. The Compensation Committee reviews information provided by Mercer to aid in determining the appropriate level and mix of compensation elements.

Executive Compensation Components—2006

For the fiscal year ended December 31, 2006, the principal components of compensation for the named executive officers were:

•       Base salary,

•       Bonuses,

•       Equity awards, including stock options and restricted stock, and

•       Benefits, including change in control arrangements.

Base Salary

Base salaries are provided to named executive officers to compensate them for services rendered during the fiscal year. Base salaries are determined for each executive based upon their position, scope of responsibilities and performance and by comparison to our compensation peer group. The Compensation Committee currently targets base salary at the 50th percentile of our compensation peer group, although the other factors mentioned above also influence the final recommendation.

Bonuses

Annual Incentive Bonus Plan.   Our annual cash bonus incentive plan for named executive officers is structured to evaluate each individual officer against a specific series of objectives relating to corporate financial, strategic and operational goals and to reward each officer based upon achievement of those goals. Each named officer has a set of specific goals and is also evaluated against common corporate goals. Bonus targets are set through an analysis and comparison of the bonus percentage payouts of our compensation peer group, with a current goal of being at the 50th percentile of our peer group. If an executive achieves 100% of his objectives, the ranges of bonus payout are 80% of salary for the CEO down to 45% of salary for the least compensated named executive officer.

Specific measures are established each year for each named executive officer, usually in the first fiscal quarter. They include corporate financial goals, operational goals by department and strategic goals. The Compensation Committee’s intention is to set goals that it, and the named executive officers expect can be reasonably achieved with hard work during the year. Upon completion of the fiscal year, the Compensation Committee assesses the performance of each named executive officer by comparing actual results to the pre-determined goals, and assigns a percentage of each goal attained to arrive at a final, total bonus percentage payout. The Compensation Committee believes that the annual bonus program rewards named executives for driving to achieve key results for Sepracor and motivates them to sustain this performance for the long term.

Other Bonuses.   In particular circumstances, we also utilize other types of bonuses, including cash signing bonuses when certain executives and non-executives join us. Cash signing bonuses are typically repayable in full to the company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an employee upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an employee to join Sepracor in a position where there is high market demand.

The salaries paid and the annual bonuses awarded to the named executives for 2006 are discussed below and shown in the Summary Compensation Table on page 27.

Equity Awards.

Our equity incentive compensation program for named executives is designed to:

•       reward demonstrated leadership and performance,

•       align named executive’s interests with those of stockholders,

•       retain named executives through the term of the awards,

•       maintain competitive levels of compensation, and

•       motivate named executives for outstanding future performance.

Stock option award levels vary among named executives based on their positions and are determined partly based on our peer compensation group market data. Grant size and an appropriate combination of stock options and restricted stock grants are considered as each grant decision is made. The Compensation Committee believes that stock options are a key motivational tool as they only have value to the extent the price of our common stock exceeds the exercise price on the date of the grant.

Restricted stock awards, which we typically grant at no cost to the executive, are designed to give the named executive some guaranteed value. Before 2006, the Compensation Committee awarded only stock options. Beginning in March 2006, the Compensation Committee awarded a mix of stock options and restricted stock awards. The Compensation Committee expects to consider restricted stock awards as it seeks to balance long-term value to stockholders with compensation of named executives.

Stock options granted by the Compensation Committee to the named executive officers typically vest over two to five years, with limited exceptions such as when a vesting period is tied to achievement of a specific company goal. Vesting rights generally cease upon termination of employment, except in the case of a change of control of Sepracor, and exercise rights typically cease three months thereafter.

The number of restricted shares and stock options granted to our named executive officers, and the value of those awards determined in accordance with Statement of Financial Accounting Standards 123R, or SFAS 123R, are shown in the Grants of Plan-Based Awards Table on page 29.

Equity Grant Practices.   The exercise price of each stock option grant to our named executive officers is the closing price of our common stock on the date of the grant. Our named executive officers received equity awards once in 2006 and such awards were approved by the Board at a reguarly scheduled meeting on March 16, 2006. Beginning in 2007, any grants to named executive officers will only be approved at the Compensation Committee meeting that coincides with our annual meeting of stockholders, provided that equity grants to newly named executive officers would be made at the first Compensation Committee meeting following the executive’s first day of employment.

Equity Ownership Guidelines.   In 2006, we implemented equity ownership guidelines for our named executive officers. These guidelines require each of our named executive officers to hold equity interests in Sepracor having a market value of at least a certain multiple of his base salary. The ownership guideline for the CEO is equal to three times current base salary, and for other named executive officers is equal to two times current base salary. The named executive officers have three years to ensure they accumulate holdings of the required amounts.

Benefits

Other Compensation.   We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. The value of the benefits we have provided to our named executive officers has been minimal and primarily relates to (i) 401(k) contributions made by Sepracor on behalf of each named executive officer and (ii) the taxable portion of insurance premiums paid by Sepracor. In addition, our named executive officers are eligible to purchase shares under our 1998 employee stock purchase plan.

Change in Control and Severance Benefits.   We have entered into employment agreements and/or executive retention agreements with our executive officers, including our CEO and all named executive officers. These agreements are described in more detail beginning on page 32 under the heading “Change in-Control Agreements”. These agreements provide for severance compensation to be paid if the executives are terminated following a change in control of Sepracor. In addition, the agreement with our CEO provides for payments to him upon a change of control, whether or not his employment is terminated.

Additionally, in February 1999, our Board of Directors approved a plan providing for the payment of a gross-up payment to any officer or employee who receives any payments or benefits in connection with a change in control of Sepracor that constitutes a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. This 280G gross-up plan is described in more detail on page 34.

The change in control and severance compensation provisions in our agreements with our executive officers and our 280G gross-up plan are designed to meet the following objectives:

1.                 Change in Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaboration and licensing arrangements as well as other ways in which we may work together to further our respective long-term objectives. In addition, many larger, more established pharmaceutical companies consider companies similar to Sepracor as potential acquisition targets for the purpose of adding value to their commercial, discovery and development pipelines. We recognize that the possibility of a change in control and the uncertainty and questions that such possibility may raise among our executive officers may result in the departure or distraction of such officers to the detriment of Sepracor and our stockholders. We provide severance compensation if an executive is terminated as a result of a change in control and change in control benefits to our CEO to reinforce and encourage continued employment and dedication of our executive officers without distraction from the possibility of a change in control and related events and circumstances.

2.                 Termination Without Cause by Us or for Good Reason by the Executive: We have entered into agreements with certain of our executive officers pursuant to which we have agreed to make severance payments to them in connection with the termination of their employment by us without cause and/or by the executive for good reason. We believe this is appropriate because it allows for a better transition of such officer’s responsibilities and provides us more flexibility to make a change in senior management if such a change is in the best interests of Sepracor and our stockholders. In addition, the terminated executive is bound by confidentiality and non-compete provisions for a period of one year following termination.

Compensation for the Named Executive Officers in 2006

CEO Compensation—In determining Mr. Barberich’s compensation for 2006, the Compensation Committee considered his performance against his individual and corporate goals established for 2006. In making such determination, they reviewed, among other things, preparation for the commercial introduction of BROVANA, the progress of our drug discovery, research and development and commercialization programs, creation of stockholder value and product sales revenues, net income and financial position.

The overall review of Mr. Barberich’s performance against his objectives resulted in a cash bonus award of $525,000 for 2006 as compared to a cash bonus of $330,000 in 2005. Mr. Barberich’s target bonus for 2006 at 100% achievement of objectives was $700,000. Mr. Barberich’s annual salary rate for 2006 was $875,000, an increase of 59% over his 2005 salary of $550,000. The reason for the increase was primarily related to the strong corporate performance in 2005 and the Compensation Committee’s decision to move our executives’ compensation into the 50th percentile range of our peer compensation group at the end of 2005. Previously, our base salary levels for our named executives had been closer to the 25th percentile level in relation to our peer compensation group.

For 2006 performance, the Compensation Committee granted Mr. Barberich 100,000 stock options and 72,200 shares of restricted stock based on an evaluation of Sepracor’s performance, Mr. Barberich’s leadership and potential to enhance long-term stockholder value. The grant was also influenced by the Compensation Committee’s evaluation of our peer compensation group, which included an examination of total compensation, including salary, bonus and equity and supported these equity grants to be at the 50th percentile of the peer group.

Other Named Executive Officers Compensation.   The Compensation Committee also set compensation levels for Dr. Corrigan and Messrs. O’Shea, Southwell and Scumaci, our other named executive officers, by comparing their achievements against the performance objectives established for them at the beginning of the year. In addition, as with the CEO, the Compensation Committee increased the base salaries and bonus targets for these named executive officers in an effort to bring their compensation in line with the 50th percentile of the peer compensation group. As a result, the base salaries for Dr. Corrigan and

Messrs. O’Shea, Southwell and Scumaci were $450,000, $525,000, $440,000 and $430,000, respectively, representing increases over 2005 of approximately 10%, 17%, 26%, and 31%, respectively.

The bonuses in 2006 for Dr. Corrigan and Messrs. O’Shea, Southwell and Scumaci were $184,500, $236,250, $154,440 and $150,930, respectively, representing 82%, 75%, 78% and 78% of their targeted bonus compensation, respectively. In each case the bonus amounts were determined based on corporate goals and objectives as well as specific financial, strategic and operational pre-determined objectives for each individual.

Each of the other named executive officers also received equity awards in the form of stock options and restricted stock grants as outlined in the Grants of Plan-Based Awards Table on page 29. In granting these equity awards, the Compensation Committee sought to align compensation at the 50th percentile of our compensation peer group.

Compliance with IRS Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company’s chief executive officer and its four other most highly paid executive officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interest of Sepracor and our stockholders.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation Committee Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in Sepracor’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the Compensation Committee of the
Board of Directors

James F. Mrazek (Chairman)
James Andress
Digby W. Barrios

Executive Compensation

The following table sets forth the total compensation paid or accrued for the fiscal year ended December 31, 2006 for our principal executive officer, our principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2006. We refer to these officers as our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Timothy J. Barberich	2006	$875,000	$810,683	$5,741,183	$525,000	14,627	$7,966,493
Chief Executive Officer
David P. Southwell	2006	440,000	179,204	2,808,988	154,440	4,674	3,587,306
Executive Vice President and Chief Financial Officer
W. James O’Shea	2006	525,000	292,273	2,759,090	236,250	11,302	3,823,915
Former President and Chief Operating Officer(5)
Mark H.N. Corrigan, M.D.	2006	450,000	219,738	2,165,522	184,500	4,790	3,024,550
Executive Vice President, Research and Development
Robert F. Scumaci	2006	430,000	179,204	1,924,461	150,930	4,601	2,689,196
Executive Vice President, Finance and Administration

(1)          The amounts in the Stock Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R of restricted stock awarded under our equity plans and may include amounts from awards granted in and prior to 2006. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote B to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)          The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2006. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote B to our audited consolidated financial statements for the fiscal year ended

December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(3)          The amounts in this column reflect cash bonus awards paid in 2007 to our named executive officers under our 2006 performance-based bonus plan.

(4)          The amounts in this column consist of:

Name	Taxable portion of insurance premiums paid by Sepracor	Sepracor’s contribution to 401(k) Plan	Incremental cost to Sepracor of other personal benefits
Timothy J. Barberich	$12,127	$2,500
David P. Southwell	2,174	2,500
W. James O’Shea	7,602	2,500	1,200	(a)
Mark H.N. Corrigan, M.D.	2,290	2,500
Robert F. Scumaci	2,101	2,500

(a)           Amount reimbursed to Mr. O’Shea in connection with his decision not to participate in our medical insurance plan.

(5)          Mr. O’Shea resigned as President in March 2007. He is currently our Vice Chairman.

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2006 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Stock Awards: Number of Shares of Stock		Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Timothy J. Barberich	3/16/06	$700,000	57,000	(3)	—		—	$3,165,780
	3/16/06		15,200	(4)	—		—	844,208
	3/16/06		—		100,000	(5)	$55.54	2,050,180
David P. Southwell	3/16/06	198,000	11,500	(3)	—		—	638,710
	3/16/06		3,800	(4)	—		—	211,052
	3/16/06		—		17,250	(5)	55.54	353,656
W. James O’Shea	3/16/06	315,000	20,000	(3)	—		—	1,110,800
	3/16/06		5,700	(4)	—		—	316,578
	3/16/06		—		28,500	(5)	55.54	584,301
Mark H.N. Corrigan, M.D.	3/16/06	225,000	16,250	(3)	—		—	902,525
	3/16/06		3,800	(4)	—		—	211,052
	3/16/06		—		24,250	(5)	55.54	497,169
Robert F. Scumaci	3/16/06	193,500	11,500	(3)	—		—	638,710
	3/16/06		3,800	(4)	—		—	211,052
	3/16/06		—		17,250	(5)	55.54	353,656

(1)          Reflects the target award amounts under our 2006 incentive cash bonus plan. The amounts actually paid to the named executive officers under the 2006 incentive cash bonus plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)          The amount reported under Grant Date Fair Value of Stock and Option Awards is computed in accordance with SFAS 123R.

(3)          These shares of restricted stock vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(4)          These shares of restricted stock vest as to 50% on the first and second anniversaries of the grant date.

(5)          These options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date, provided that the option will become fully vested if and when we achieve our 2008 sales and profit targets.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares That Have Not Vested
Timothy J. Barberich(2)	210,000	(3)			$12.12	7/16/07	72,200	(18)	$4,446,076
	600,000	(4)			18.38	6/03/08
	200,000	(5)			59.13	2/24/09
	70,278	(6)			24.54	5/02/11
	424,994	(7)			6.24	8/22/12
	30,000	(8)	120,000	(8)	64.50	2/23/15
			100,000	(9)	55.54	3/15/16
David P. Southwell(10)	2,000	(3)			$12.12	7/16/07	15,300	(18)	942,174
	316,000	(4)			18.38	6/03/08
	120,000	(5)			59.13	2/24/09
	77,500	(6)			24.54	5/02/11
	100,000	(7)			6.24	8/22/12
	20,000	(8)	80,000	(8)	64.50	2/23/15
			17,250	(9)	55.54	3/15/16
W. James O’Shea(11)	680,000	(12)			$35.44	10/20/09	25,700	(18)	1,582,606
	20,000	(8)	80,000	(8)	64.50	2/23/15
			28,500	(9)	55.54	3/15/16
Mark H.N. Corrigan, M.D.	70,000	(13)	140,000	(13)	$16.78	4/16/13	20,050	(18)	1,234,679
	20,000	(14)	60,000	(14)	27.70	2/10/14
	20,000	(8)	80,000	(8)	64.50	2/23/15
			24,250	(9)	55.54	3/15/16
Robert F. Scumaci(15)	63,334	(4)			$18.38	6/03/08	15,300	(18)	942,174
	120,000	(5)			59.13	2/24/09
	15,000	(16)			71.88	10/25/10
	15,000	(17)			$55.88	2/21/11
	75,000	(6)			24.54	5/02/11
	2	(7)			6.24	8/22/12
	15,000	(8)	60,000	(8)	64.50	2/23/15
			17,250	(9)	55.54	3/15/16

       (1) All share and exercise price information has been adjusted to reflect a two-for-one split of our common stock effected on February 25, 2000.

       (2) Effective as of November 17, 2006, Mr. Barberich voluntarily agreed to forfeit a stock option initially granted to him on April 27, 2000 for the purchase of 125,000 shares of our common stock at an exercise price of $87.3125.

       (3) These options were granted on July 17, 1997. On March 1, 2007, at the election of the officers holding these options, the exercise price was increased from $12.12 to $19.31. The options vested as to 20% on the date the closing price per share of our common stock reached or exceeded $50.00 for 20 consecutive trading days, which was August 14, 1998, and as to an additional 20% on the first, second, third and fourth anniversaries of such date.

       (4) These options were granted on June 4, 1998. On March 1, 2007, at the election of the officers holding these options, the exercise price was increased from $18.38 to $24.31. Of the total options granted to each officer: (a) one half vested as to 33% on the date the closing price per share of our common stock first reached or exceeded $75.00 for 30 consecutive trading days, which was January 4, 1999, and as to an additional 33% on the first and second anniversaries of such date; and (b) one half vested as to 33% on the date the closing price per share of our common stock first reached or exceeded $100.00 for 30 consecutive trading days, which was March 2, 1999, and as to an additional 33% on the first and second anniversaries of such date.

       (5) These options were granted on February 24, 1999. The options vested as to 33% on the date the closing price per share of our common stock first reached or exceeded $100.00 per share for 20 consecutive trading days, which was June 28, 2000 and as to an additional 33% on the first and second anniversaries of such date.

       (6) These options were granted on May 3, 2001. On March 1, 2007, at the election of the officers holding these options, the exercise price was increased from $24.54 to $27.00. The options vested as to 33% on the first, second and third anniversaries of the grant date.

       (7) These options were granted on August 23, 2002. Of the total options granted to each officer: approximately two-thirds vested as to 50% on the first and second anniversaries of the grant date; and (b) approximately one-third vested upon final approval by the FDA of Lunesta, referred to as the Lunesta Approval Date, which occurred on December 15, 2004.

       (8) These options were granted on February 24, 2005.  The options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

       (9) These options were granted on March 16, 2006. The options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date, provided that the option will become fully vested if and when we achieve our 2008 sales and profit targets.

(10) Effective as of November 17, 2006, Mr. Southwell voluntarily agreed to forfeit a stock option initially granted to him on April 27, 2000 for the purchase of 75,000 shares of our common stock at an exercise price of $87.3125.

(11) Effective as of November 17, 2006, Mr. O’Shea voluntarily agreed to forfeit a stock option initially granted to him on April 27, 2000 for the purchase of 50,000 shares of our common stock at an exercise price of $87.3125.

(12) These options were granted on October 21, 1999. On March 1, 2007, at Mr. O’Shea’s election, the exercise price was increased from $35.44 to $35.75. Of the 1,000,000 options initially granted: (a) 600,000 vested as to 20% of on the first, second, third, fourth and fifth anniversaries of the grant date: (b) 200,000 vested as to 25% on the first, second, third and fourth anniversaries of the date the closing price per share of our common stock first reached or exceeded $75.00 per share for 20 consecutive trading days, which was March 14, 2000; and (c) 200,000 vested as to 33% on the first, second and third anniversaries of the date the closing price per share of our common stock first reached or exceeded $100.00 per share for 20 consecutive trading days, which was June 28, 2000.

(13) These options were granted on April 17, 2003. Of the 425,000 options initially granted: (a) 350,000 vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date; (b) 50,000 vested on the Lunesta Approval Date; and (c) 25,000 vested on the grant date.

(14) These options were granted on February 11, 2004. The options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(15) Effective as of November 17, 2006, Mr. Scumaci voluntarily agreed to forfeit a stock option initially granted to him on April 27, 2000 for the purchase of 75,000 shares of our common stock at an exercise price of $87.3125.

(16) These options were granted on October 26, 2000. The options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(17) These shares were granted on February 22, 2001. The options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(18) These shares of restricted stock were granted on March 16, 2006. The number of shares of restricted stock in column (a) below vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date. The number of shares of restricted stock set forth in column (b) below vest as to 50% on the first and second anniversaries of the grant date.

Name	Five-Year Vesting (a)	Two-Year Vesting (b)
Timothy J. Barberich	57,000	15,200
David P. Southwell	11,500	3,800
W. James O’Shea	20,000	5,700
Mark H.N. Corrigan, M.D.	16,250	3,800
Robert F. Scumaci	11,500	3,800

Option Exercises and Stock Vested

None of our named executive officers exercised any stock options or held shares of restricted stock that vested during the fiscal year ended December 31, 2006.

Change-in-Control Agreements

Under a letter agreement, dated June 10, 1994, between us and Mr. Southwell, we have agreed to pay Mr. Southwell one year’s salary plus bonus and benefits in the event of termination of Mr. Southwell’s employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Southwell receives compensation under the executive retention agreement described below.

Under a letter agreement, dated February 23, 1995, between us and Mr. Scumaci, we have agreed to pay Mr. Scumaci one year’s salary plus pro rata bonus and benefits in the event of termination of Mr. Scumaci’s employment after his fifth year of employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Scumaci receives compensation under the executive retention agreement described below.

Under a transition and severance agreement, dated March 1, 2007, between us and Mr. O’Shea, Mr. O’Shea will serve as our Vice Chairman until August 31, 2007 and will be entitled to receive (1) an annual bonus of $219,450 on or before March 1, 2008 and (2) until August 31, 2008, bi-weekly payments in the amount of 1/26th of his current salary, which is $548,625. This agreement supercedes the letter agreement between Mr. O’Shea and us dated September 21, 1999. Notwithstanding the foregoing, no amounts will be paid under this agreement if Mr. O’Shea receives compensation under the executive retention agreement described below.

Under a letter agreement, dated March 11, 2003, between us and Dr. Corrigan, we have agreed to pay Dr. Corrigan one year’s salary in the event that we terminate Dr. Corrigan’s employment without cause. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Dr. Corrigan receives compensation under the executive retention agreement described below.

Under a letter agreement, dated March 1, 2007, between us and Dr. Reedich, we have agreed that if Dr. Reedich remains an employee until December 31, 2007, or in the event Dr. Reedich is terminated without cause prior to December 31, 2007, Dr. Reedich will be entitled to (1) a pro rata bonus for 2007, and (2) until December 31, 2009, bi-weekly payments in the amount of 1/26th of his current salary, which is $397,100.

Under an employment agreement, dated March 1, 2007, between us and Adrian Adams, who became our President and Chief Operating Officer on March 1, 2007, we have agreed that in the event Mr. Adams’ employment is terminated by us without cause or by Mr. Adams for good reason (each as defined in the agreement), Mr. Adams will be entitled to (1) continued salary and benefits for 24 months following termination, (2) payment, over such 24-month period, of an amount equal to two times his average annual bonus for the prior two years and (3) payment of COBRA premiums for the two years following his termination. Notwithstanding the foregoing, no amounts will be paid under this agreement if Mr. Adams receives compensation under the executive retention agreement described below.

Under an employment agreement, dated March 1, 2007, between us and Andrew I. Koven, who became our Executive Vice President and General Counsel on March 1, 2007, we have agreed that in the event Mr. Koven’s employment will be terminated by us without cause or by Mr. Koven for good reason (each as defined in the agreement), Mr. Koven is entitled to (1) continued salary and benefits for 18 months following termination, (2) payment, over such 18-month period, of an amount equal to one and a half times his average annual bonus for the prior two years and (3) payment of COBRA premiums for the 18 months following his termination. Notwithstanding the foregoing, no amounts will be paid under this agreement if Mr. Koven receives compensation under the executive retention agreement described below.

In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to our officers and employees. In the event of a change in ownership or control of Sepracor, if any of the payments or benefits received by any of our officers or employees constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and are therefore subject to the excise tax imposed by Section 4999 of the Code, we shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

The Compensation Committee approved executive retention agreements for each of Mr. Barberich, Mr. O’Shea, Dr. Reedich, Mr. Scumaci and Mr. Southwell in February 2001, for Dr. Corrigan in April 2003 and for each of Mr. Adams and Mr. Koven effective in March 2007.

The executive retention agreement between us and Mr. Barberich provides that if there is a change in control of Sepracor, as defined in the agreement, then:

(a)          Mr. Barberich will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

(b)         Mr. Barberich will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

(c)          all stock options held by him will vest and become fully exercisable.

The executive retention agreement between us and Mr. Adams provides that if there is a change in control of Sepracor, as defined in the agreement, then:

(a)          Mr. Adams will receive an amount equal to three times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

(b)         Mr. Adams will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

(c)          all stock options held by him will vest and become fully exercisable.

The executive retention agreements between us and the other executive officers mentioned above provide that if there is a change in control of Sepracor, as defined in the agreement, and the executive officer is terminated without cause, or the executive officer resigns for good reason, within 24 months following the change in control, each as defined in the agreement, then:

(a)          the executive officer will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

(b)         the executive officer will continue to receive, for a period of 24 months after termination of employment, benefits comparable to those he was receiving prior to termination; and

(c)          all stock options held by the executive officer will vest and become fully exercisable.

The executive officer will not be entitled to these executive retention benefits if we terminate his employment for cause, if the executive officer terminates his employment other than for good reason or if termination of employment results from the executive officer’s death.

Potential Termination and Change-in-Control Payments

The following table sets forth information as of December 31, 2006 concerning potential termination or change in control payments to our named executive officers.

	Salary and Benefits(1)	Accelerated Vesting of Options(2)	Accelerated Vesting of Restricted Stock(3)	Estimated Tax Gross Up(4)	Total
Timothy J. Barberich	$2,829,254	$604,000	$4,446,076	—	$7,879,330
David P. Southwell	1,198,228	104,190	942,174	—	2,244,592
W. James O’Shea(5)	1,667,076	172,140	1,582,606	—	3,421,822
Mark H.N. Corrigan, M.D.	1,278,580	8,451,270	1,234,679	$2,726,348	13,690,877
Robert F. Scumaci	1,171,062	104,190	942,174	—	2,217,426

(1)          This amount represents two times the highest annual salary and bonus and other compensation during the last five years.

(2)          These awards would become vested and the value of such acceleration would be equal to the shares multiplied by the excess of the then current stock price over the exercise price of the options. For purposes of this table we have calculated the value of the acceleration using the excess of the stock price on the last business day of 2006, which was $61.58, over the exercise price of the options.

(3)          These awards would become vested and the value of the acceleration would be equal to the shares multiplied by the then current stock price. For purposes of this table, we have calculated the value of the acceleration using the stock price on the last business day of 2006, which was $61.58.

(4)          The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings multiplied by 2.99.

(5)          These amounts do not reflect the terms of the transition and severance agreement we entered into with Mr. O’Shea on March 1, 2007.

Compensation for Directors

The following table sets forth information concerning the compensation of our directors who are not also named executive officers for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)(4)	All Other Compensation	Total
James G. Andress	$42,500	$699,582	—	$742,082
Digby W. Barrios	42,500	544,201	—	586,701
Robert J. Cresci	55,833	706,784	—	762,617
James F. Mrazek	53,500	544,201	—	597,701
Timothy J. Rink	43,333	446,750	—	490,083
Alan A. Steigrod	47,500	562,602	—	610,102

(1)          The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2006. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote B to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(2)          As of December 31, 2006, each non-employee director holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
James G. Andress	266,000
Digby W. Barrios	190,000
Robert J. Cresci	255,000
James F. Mrazek	190,000
Timothy J. Rink	40,000
Alan A. Steigrod	199,000

(3)          The number of shares underlying stock options granted to our non-employee directors in 2006 and the grant date fair value of such stock options is:

Name	Grant Date	Number of Shares Underlying Stock Option Grants in 2006	Grant Date Fair Value of Stock Option Grants in 2006
James G. Andress	5/18/06	20,000	$218,105
Digby W. Barrios	5/18/06	20,000	218,105
Robert J. Cresci	5/18/06	22,500	245,268
James F. Mrazek	5/18/06	20,000	218,105
Timothy J. Rink	5/18/06	20,000	218,105
Alan A. Steigrod	5/18/06	20,000	218,105

(4)          The following non-employee directors voluntarily agreed to reprice certain of their outstanding stock options as of March 1, 2007 as follows:

Name	Number of Shares Underlying Outstanding Stock Option	Old Price	New Price
James G. Andress	4,000	$18.38	$24.31
	20,000	$24.54	$27.00
Digby W. Barrios	20,000	$24.54	$27.00
Robert J. Cresci	4,000	$18.38	$24.31
	20,000	$24.54	$27.00
James F. Mrazek	20,000	$24.54	$27.00
Alan A. Steigrod	4,000	$18.38	$24.31
	20,000	$24.54	$27.00

Non-employee directors receive:

•       $25,000 per year for their services as directors;

•       $2,500 for each meeting of the Board of Directors they attend;

•       expense reimbursement for attending Board and Committee meetings;

•       stock options to purchase 20,000 shares of common stock under our 1999 director plan following each annual meeting of stockholders, assuming the director continues to serve on the Board after such meeting.

Our non-employee directors, Messrs. Andress, Barrios, Cresci, Mrazek, Rink and Steigrod each received in 2006 under the 1999 director plan, a stock option to purchase 20,000 shares of our common stock at a price per share of $50.19. These options were granted at the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, vest one year from the date of grant and terminate on the earlier to occur of ten years after the date of grant or 90 days after the director’s service on the Board ceases or, if the director’s service is terminated by reason of death or disability, one year after the director’s services ceases.

Upon reelection, we grant our Lead Director an additional stock option to purchase 2,500 shares of common stock. In 2006, Mr. Cresci, our Lead Director, received a stock option to purchase 2,500 shares of common stock at a price per share of $50.19. This stock option was granted at the closing price of our common stock on the Nasdaq Global Select Market on the date of grant and vests one year from the date of grant and terminate on the earlier to occur of ten years after the date of grant or 90 days after the director’s service on the Board ceases or, if the director’s service is terminated by reason of death or disability, one year after the director’s service ceases.

We pay the Chairman of our Audit Committee an additional $12,000 per year and other non-employee directors who are members of our Audit Committee an additional $10,000 per year.

We pay the Chairman of our Compensation Committee an additional $6,000 per year and other non-employee directors who are members of our Compensation Committee an additional $5,000 per year.

In addition, each member of the Special Committee of the Board formed in June 2006 in connection with an inquiry relating to our option practices will receive up to $10,000 annually for as long as the Special Committee is in place

We do not compensate directors who are also our officers or employees for their services as directors.

Equity Ownership Guidelines.   In 2006, we implemented equity ownership guidelines for our directors. These guidelines require our directors to hold equity interests in Sepracor having a market value of at least $250,000. The directors have three years to ensure they accumulate holdings of the required amounts.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 2006, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of Sepracor has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

The Board of Directors believes that the continued growth and profitability of Sepracor depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. We are currently authorized to issue up to 11,500,000 shares of our common stock, subject to adjustment in the event of stock splits and other similar events, pursuant to awards granted under the 2000 stock incentive plan, or 2000 Plan. As of March 15, 2007, there were 1,412,456 shares remaining available for future awards under the 2000 Plan. Accordingly, on March 8, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2000 Plan that increased from 11,500,000 to 13,500,000 the number of shares of our common stock available for issuance under the 2000 Plan, subject to adjustment in the event of stock splits and other similar events.

Summary of the 2000 Plan

The following is a summary of the material provisions of the 2000 Plan.

Description of Awards

The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options.   Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options that we grant under the 2000 Plan will be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under current law, however, we may not grant incentive stock options to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries at an exercise price less than 110% of the fair market value. Options may not be granted for a term in excess of ten years, or five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries. The 2000 Plan permits our Board to determine the manner of payment of the exercise price of options, including payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of our common stock, by delivery to us of a promissory note, or by any other lawful means.

In the event of the complete liquidation of Sepracor or a “change in control” of Sepracor, all outstanding options immediately vest. As defined in the 2000 Plan, a “change in control” includes:

•       any acquisition by an individual or group of 30% or more of the outstanding Sepracor common stock or the combined voting power of outstanding Sepracor voting securities;

•       any merger, consolidation, reorganization, recapitalization or statutory share exchange involving Sepracor, or any sale of all, or substantially all, of our assets.

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Other Stock-Based Awards.   Under the 2000 Plan, the Board has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

Our officers, employees, directors, consultants and advisors (and any individuals who have accepted an offer for employment) and the officers, employees, directors and advisors of our subsidiaries and other business ventures in which we have a significant interest are eligible to be granted awards under the 2000 Plan. Under current law, however, incentive stock options may only be granted to employees of

Sepracor and our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year. We expect that stock options that we grant under the 2000 Plan will generally become exercisable over a five-year period and expire ten years after the date of grant, subject to earlier termination in the event of the termination of the optionee’s employment or other relationship with Sepracor.

As of March 15, 2007, approximately 2,571 persons, which consists of eight officers, 2,557 other employees and six non-employee directors, were eligible to receive awards under the 2000 Plan, including our six executive officers and six non-employee directors. The granting of awards under the 2000 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 12, 2007, the last reported sale price of our common stock on the Nasdaq Global Select Market was $50.03 per share.

The following table sets forth, as of March 31, 2007, the stock option and restricted stock grants made under the 2000 Plan since its adoption.

	No. of Options / Shares Granted
Named Executive Officers:
Timothy J. Barberich, Chief Executive Officer	829,700
David P. Southwell, Executive Vice President and Chief Financial Officer	510,050
W. James O’Shea, Former President and Chief Operating Officer	661,700
Mark H.N. Corrigan, M.D., Executive Vice President, Research and Development	669,300
Robert F. Scumaci, Executive Vice President, Finance and Administration	457,550
All Current Executive Officers as a Group	4,151,350
All Current Directors who are not Executive Officers as a Group	350,000
Director Nominees:
Digby W. Barrios	70,000
Alan A. Steigrod	70,000
Each Associate of any of such Directors, Executive Officers or Nominees	0
Each Other Person who Received or is to Receive 5% of Awards under the 2000 Plan	0
All Employees, including all Current Officers who are not Executive Officers, as a Group:	5,596,089	(1)

(1)          This number excludes (a) 440,435 stock options that expired prior to being exercised and (b) 2,078,869 stock options that were forfeited prior to vesting.

Administration

The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines:

•       the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•       the exercise price of options;

•       the duration of options;

•       the number of shares of common stock subject to any restricted stock or other stock-based awards; and

•       the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No award may be made under the 2000 Plan after February 24, 2010, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders as required by Section 162(m).

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.   A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent, if any, or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss, meaning sales proceeds are less than the exercise price, then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.   A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock.   A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.   The tax consequences associated with any other stock-based award granted under the 2000 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Sepracor.   There will be no tax consequences to Sepracor except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

The Board of Directors believes that the approval of the amendment to the 2000 Plan is in Sepracor’s best interests and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,434,188	(2)	$39.07	3,916,639	(3)
Equity compensation plans not approved by security holders(4)	1,452,092		$18.31	195,795
Total:	10,886,280	(2)	$36.30	4,112,434	(3)

(1)          After December 31, 2006, shares remained available for future grants as follows:

•       3,091,801 shares under the 2000 Plan for stock options, restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity based awards;

•       185,771 shares under our 2002 Stock Incentive Plan for stock options or restricted stock awards; and

•       10,024 shares under our 1997 Stock Option Plan for stock options or restricted stock awards.

(2)          Includes an estimated 87,500 shares issuable under of 1998 employee stock purchase plan that are issuable with the current offering period, which ends on May 31, 2007. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the price of the common stock is less than $55.30, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable will be greater.

(3)          With respect to the 2000 Plan, this table includes the 3,091,801 shares reserved for issuance prior to the annual meeting but excludes the additional 2,000,000 shares reserved for issuance if Proposal 2 is approved at the annual meeting. For a discussion of this proposal and of the 2000 Plan, see “Proposal 2—Amendment to the 2000 Stock Incentive Plan.”

(4)          Includes our:

•       1997 stock option plan; and

•       2002 stock incentive plan.

1997 Stock Option Plan

In October 1997, our Board of Directors adopted the 1997 Stock Option Plan, or 1997 Plan, pursuant to which we can grant non-statutory stock options for up to 1,000,000 shares of our common stock to our employees and our subsidiaries’ employees, other than executive officers. No award will be made under the 1997 Plan after September 30, 2007, but awards previously granted may extend beyond that date.

Our Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan, and any outstanding options under the 1997 Plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1997 Plan contains provisions addressing the consequences of any acquisition event, which is defined in the 1997 Plan as:

•       any merger or consolidation that results in the voting power of our outstanding voting securities immediately prior to the event representing immediately after the event (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the surviving entity that are outstanding immediately after the merger or consolidation;

•       any sale of all or substantially all of our assets; or

•       the complete liquidation of Sepracor.

Upon the occurrence of an acquisition event, the Board shall provide:

•       that all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding entity;

•       that the vesting schedules of any outstanding options shall accelerate and such stock options shall become fully exercisable prior to consummation of the acquisition event; or

•       for a cash out of the value of any outstanding options.

The 1997 Plan also provides that the vesting schedules of all outstanding stock options shall accelerate and such stock options shall become immediately fully exercisable prior to a change of control event. A change of control event will be deemed to have occurred under the 1997 Plan in the event that:

•       an individual, entity or group (within the meaning of Section 13(d)(3) of 14(d)(2) of the Exchange Act) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of 50% or more of our outstanding voting securities;

•       we merge or consolidate with or into another corporation where, upon effectiveness of such merger or consolidation, our stockholders immediately prior to such merger or consolidation hold 50% or less of the voting securities of the corporation surviving such merger or consolidation;

•       all or substantially all of our assets are sold in a single transaction or series of related transactions; or

•       Sepracor is liquidated.

2002 Stock Incentive Plan

In February 2002, our Board of Directors adopted the 2002 Stock Incentive Plan, or 2002 Plan, pursuant to which we can grant non-statutory stock options for up to 2,500,000 shares of our common stock to employees of ours and our subsidiaries, other than executive officers. In June 2002, the Board of

Directors amended the 2002 Plan to increase the number of shares reserved for issuance under the 2002 plan to 4,000,000.

Our Board of Directors is required to make appropriate adjustments in connection with the 2002 Plan, and any outstanding options under the 2002 Plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 Plan contains provisions addressing the consequences of any acquisition event, which is defined in the 2002 Plan as:

•       any merger or consolidation of Sepracor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

•       any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

Upon the occurrence of an acquisition event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the acquisition event or provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of an acquisition event that also constitutes a change in control event, as defined in the 2002 Plan, all options then outstanding will accelerate and become immediately and fully exercisable.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1985. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2007 annual meeting of stockholders, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in Sepracor’s best interests and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2006 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2008 Annual Meeting

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by us at our principal office in Marlborough, Massachusetts not later than December 19, 2007 for inclusion in the proxy statement for that meeting.

In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). The required notice must be received by our Corporate Secretary, Andrew I. Koven, at our principal offices not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders. The advance notice provisions of our By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

By Order of the Board of Directors,

ANDREW I. KOVEN
Corporate Secretary

April 18, 2007

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

AMENDMENT NO. 5 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”), as amended, of Sepracor Inc. be, and hereby is, further amended as follows:

1.   Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a) Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 13,500,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on March 8, 2007.

SEPRACOR INC.
2000 STOCK INCENTIVE PLAN

1.                 Purpose

The purpose of this 2000 Stock Incentive Plan (the “Plan”) of Sepracor Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.                 Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.                 Administration, Delegation

(a)   Administration by Board of Directors.   The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.                 Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Per-Participant Limit.   Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.                 Stock Options

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)   Exercise Price.   The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided however, that no Option will be granted for a term in excess of ten years.

(e)   Exercise of Option.   Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)   in cash or by check, payable to the order of the Company;

(2)   except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4)   to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)   by any combination of the above permitted forms of payment.

(6)   Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.                 Restricted Stock

(a)   Grants.   The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)   Terms and Conditions.   The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.                 Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.                 Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)   Liquidation or Dissolution.   In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)   Acquisition and Change in Control Events

(1)          Definitions

(a)           An “Acquisition Event” shall mean:

(i)            any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

(ii)        any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b)          A “Change in Control Event” shall mean:

(i)            the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the

Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y)  of subsection (iii) of this definition; or

(ii)        such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied:  (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2)          Effect on Options

(a)           Acquisition Event.   Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)          Change in Control Event that is not an Acquisition Event.   Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(3)          Effect on Restricted Stock Awards

(a)           Acquisition Event that is not a Change in Control Event.   Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b)          Change in Control Event.   Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4)          Effect on Other Awards

(a)           Acquisition Event that is not a Change in Control Event.   The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

(b)          Change in Control Event.   Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

(5)          Limitations.   Notwithstanding the foregoing provisions of this Section 8(c), if the Change in Control Event is intended to be accounted for as a “pooling of interests” for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a “pooling of interests” for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.                 General Provisions Applicable to Awards

(a)   Transferability of Awards.   Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)   Withholding.   Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.   The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.          Miscellaneous

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)   Effective Date and Term of Plan.   The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on February 24, 2000
Adopted by the Stockholders on May 24, 2000

AMENDMENT NO. 1 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”) of Sepracor Inc. be, and hereby is, amended as follows:

1.                Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a) Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on February 21, 2002
Adopted by the Stockholders on May 22, 2002

AMENDMENT NO. 2 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”) of Sepracor Inc. be, and hereby is, amended as follows:

1.     Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a) Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,5000,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on February 20, 2003
Adopted by the Stockholders on May 22, 2003

AMENDMENT NO. 3 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”), as amended, of Sepracor Inc. be, and hereby is, further amended as follows:

1.     Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a) Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 8,000,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on February 11, 2004
Adopted by the Stockholders on May 19, 2004

AMENDMENT NO. 4 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”), as amended, of Sepracor Inc. be, and hereby is, further amended as follows:

1.     Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a) Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 11,500,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on April 10, 2006
Adopted by the Stockholders on May 18, 2006

Appendix B

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEPRACOR INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2007

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich, Adrian Adams, David P. Southwell, Robert F. Scumaci and Andrew I. Koven, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2007 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

ADDRESS CHANGES/COMMENTS?

(If you noted any address changes/comments above, please mark corresponding box on other side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEPRACOR LOGO] ATTN: INVESTOR RELATIONS 84 WATERFORD DRIVE MARLBOROUGH, MA 01752 7231

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sepracor Inc. in future mailings of proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE 1 800 690 6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS

		For	Withhold	For All Except
1.	Election of Class III Directors	☐	☐	☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. The shares will be voted for the remaining nominee.
NOMINEES
01) Digby W. Barrios
02) Alan A. Stiegrod

			For	Against	Abstain
2.

To approve an amendment to our 2000 Stock Incentive Plan (the “2000 Plan”) increasing from 11,500,000 to 13,500,000 the number of shares of Sepracor Inc. common stock reserved for issuance under the 2000 Plan;

			☐	☐	☐
3.	To ratify the selection of PricewaterhouseCoopers LLP as Sepracor’s independent registered public accounting firm for the current fiscal year.		☐	☐	☐
For address changes/comments, please check this box and write them on the back where indicated	☐
Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date